UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2007

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, Florida		32202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-301-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amendment of $500 million Revolving Credit Facility

On June 28, 2007, The St. Joe Company (the "Company") entered into a Second Amendment to its Third Amended and Restated Credit Agreement with Wachovia Bank, National Association, as Agent, Bank of America, N.A., as Syndication Agent, each of SunTrust Bank and Wells Fargo Bank, National Association, as Co-Documentation Agents, and the other lenders party thereto regarding the Company’s $500 million revolving credit facility (the "Credit Facility"). The Credit Facility contains a financial covenant requiring the Company to maintain a minimum fixed charge coverage ratio (generally described as earnings before interest, taxes, depreciation and amortization divided by fixed charges) calculated for the period of the two consecutive fiscal quarters most recently ended. The Second Amendment changes the period over which the fixed charge coverage ratio is calculated from two consecutive fiscal quarters to four consecutive fiscal quarters.

The effectiveness of the Second Amendment is conditioned upon the receipt by the Agent of evidence that each of the Company’s 2002 senior notes outstanding in the aggregate principal amount of $90 million and 2005 senior notes outstanding in the aggregate principal amount of $150 million have been amended to reflect a similar change to the calculation of the fixed charge coverage ratio. The Company is currently discussing such an amendment with the holders of the 2002 and 2005 senior notes. The condition precedent applies only so long as the 2002 senior notes and 2005 senior notes remain outstanding.

A copy of the Second Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Second Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Second Amendment, which is incorporated by reference.

Extension and Amendment of $100 million Term Loan

On June 28, 2007, the Company entered into a First Amendment to its Credit Agreement (and related Note Modifications)(collectively, the "First Amendment") with Bank of America, N.A. and Wells Fargo Bank, National Association, regarding its $100 million term loan (the "Term Loan"). The First Amendment effects the same change to the fixed charge coverage ratio contained in the Term Loan as the change described above for the Credit Facility. The First Amendment also provides for minor modifications to certain restrictive covenants and definitions with the effect of permitting qualified installment sales of timberland by the Company and excluding from financial covenant calculations the notes created in connection with such transactions.

The First Amendment also provides for an extension of the term of the Term Loan to January 31, 2008, with an option exercisable by the Company to extend the term to July 31, 2008.

A copy of the First Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K. The foregoing description of the First Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the First Amendment, which is incorporated by reference.

From time to time, certain lenders party to the Credit Facility and the Term Loan and their affiliates have provided, and may in the future provide, investment banking and commercial banking services and general financial and other services to us for which they have in the past received, and may in the future receive, customary fees.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Second Amendment to Third Amended and Restated Credit Agreement ($500 million revolving credit facility) dated June 28, 2007.

10.2 First Amendment to Credit Agreement and Note Modification Agreements ($100 million term loan) dated June 28, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

July 3, 2007	By:	/s/ William S. McCalmont

Name: William S. McCalmont
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Third Amended and Restated Credit Agreement ($500 million revolving credit facility) dated June 28, 2007
10.2	First Amendment to Credit Agreement and Note Modification Agreements ($100 million term loan) dated June 28, 2007